SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 13, 2000
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                           Return Assured Incorporated
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             (Exact name of registrant as specified in its charter)

            Delaware                                         13-3896069
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  (State or other jurisdiction                             (IRS Employer
of incorporation or organization)                        Identification No.)

     1901 Avenue of the Stars, Suite 1710, Los Angeles, California     90067
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 (Address of principal executive offices)                            (Zip Code)

                                  888-884-8809
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                          Hertz Technology Group, Inc.
                   75 Varick Street, New York, New York 10013
         --------------------------------------------------------------
         (Former Name or Former Address, If Changed since Last Report.)

Item 1. Changes in Control of Registrant

                                     MERGER

      Asure Acquisition Corporation, a newly-formed and wholly-owned subsidiary of Hertz Technology Group, Inc. ("HTG") has been merged with and into Return Assured Incorporated, a Nevada corporation, ("RAI"). As a result of the merger, the separate corporate existence of Asure Acquisition ceased and RAI survived the merger as a wholly-owned subsidiary of HTG. At the effective time of the merger, the corporate name of HTG was changed to "Return Assured Incorporated" ("Registrant").

Conversion of RAI common stock

      Each outstanding share of RAI common stock was converted into the right to receive one share of fully paid and nonassessable Registrant common stock. Each outstanding RAI option or warrant to purchase one share of RAI common stock was converted into a Registrant option or warrant to purchase one share of Registrant common stock. As a result of the merger Registrant issued 4,895,685 shares of Registrant common stock to former RAI common stock holders and warrants to purchase 1,401,333 shares of Registrant common stock to former RAI warrant holders, excluding 1,200,000 shares of common stock reserved for future issuance underlying stock options. Of these warrants, 1,040,000 are exercisable at $1.00 per share, 28,000 are exercisable at $1.43 per share, and 333,333 are exercisable at $3.00 per share.

Board of Directors

      At the closing of the merger, the Registrant's existing Board of Directors resigned and the following persons were designated as provided by the merger agreement as follows: J.A. Carter, Matthew Sebal, Dale Vander Geissen, Robert Blagman, and Michael Hillerbrand or his designee.

                FINANCING ARRANGEMENTS--SALE OF PREFERRED SHARES

      GEM Global Yield Fund Limited, a private investment fund, has purchased Series A Preferred Stock in the amount of $5,000,000 and a five-year warrant to purchase 404,041 shares of common stock exercisable at $3.00 per share.

      The Series A Preferred Stock accrues dividends at a rate of 1% per annum. It is convertible into common stock. The number of shares of common stock to be issued upon conversion of each share of preferred stock is determined by dividing $1,000, the stated value of the preferred share, plus accrued dividends, by the conversion price at the time of conversion. The maximum conversion price is $3.00 per share. However, if the market price of Registrant's stock at the time of conversion is below the maximum conversion price, the conversion price is reduced to the average of the three lowest closing bid prices for the common stock during the 45 days before the date of conversion.


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      Conversion of all of the Series A Preferred Stock would yield 2,500,000 shares of common stock assuming an exercise price of $2.00 per share, the closing bid price of Registrant common stock on October 13, 2000. Because the actual number of shares of common stock that could be issued on conversion of the preferred shares may fluctuate, this number may change.

                               RELATED AGREEMENTS

Stock Redemption Agreement with Eli E. Hertz and I. Marilyn Hertz

      Registrant has purchased from Eli E. Hertz and I. Marilyn Hertz 115,385 shares of Registrant common stock for $435,000 cash and $290,000 promissory note due April 17, 2001.

Employment Agreement with Eli E. Hertz

      Registrant's Hergo Ergonomic Support Systems, Inc. subsidiary signed an employment agreement with Eli E. Hertz. Under the agreement, Hergo will employ Mr. Hertz as Chief Executive Officer of Hergo at an annual salary of $250,000 plus a bonus of 25% of the total gross profits from sales of products and services by that subsidiary. Mr. Hertz will also be entitled to participate in employee benefit plans maintained by Hergo for its executives, and other fringe benefits including life insurance of at least $2 million. Under the agreement, options presently held by Mr. Hertz on 891,667 shares of Registrant common stock will vest immediately and will remain exercisable until expiration regardless of whether Mr. Hertz remains employed by the subsidiary. Mr. Hertz is to have overall and complete authority over the conduct of the subsidiary with a minimum of interference from the Board of Directors, and the subsidiary is to be kept as a separate operating entity substantially as constituted when the merger became effective. The agreement is to have a term of five years. It may not be terminated by Hergo except for disability or for cause or if Hergo's tangible net worth falls below $100,000 for reasons other than those related to interference by Registrant with Mr. Hertz's management of the subsidiary. If the agreement is terminated before the end of its term for reasons other than disability, reduction of the subsidiary's net worth or for cause, the subsidiary is required to pay Mr. Hertz a lump sum equal to the amount of base compensation he would have received if his employment had not been terminated. If Registrant surrenders its lease at 75 Varick Street to the landlord for cash or other consideration, Hergo will receive 50 percent of the total proceeds or $150,000 and Registrant will receive the remainder.

Consulting Agreement with Eli E. Hertz

      Registrant signed a consulting agreement with Eli E. Hertz. Under that agreement, Mr. Hertz will provide counsel and advice in connection with the transition in the change of control resulting from the merger. For these services, Mr. Hertz will be entitled to $125,000 per year payable in advance of each contract year. In addition, Registrant is to provide Mr. Hertz with two luxury automobiles and related expenses and coverage for himself and his wife under all health insurance plans made available by Registrant to its employees. If Registrant sells or disposes of the stock or assets of its Hertz Computer Corporate, Edutec Computer Education,


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

      Inc. or RemoteIT.com, Inc. subsidiaries during the term of the agreement or within two years after its termination, Registrant will pay Mr. Hertz, in addition, 15%, or in the case of Remote, 35% of the consideration received from the sale or disposition. Registrant is also to furnish Mr. Hertz with four furnished offices plus 7000 square feet of space at 75 Varick Street for the balance of Registrant's current lease of those premises.

Employment Agreement with Barry Goldsammler

      Registrant signed an employment agreement with Barry Goldsammler. Under that agreement, Registrant will employ Mr. Goldsammler as Chief Financial Officer at an annual salary of $125,000. Mr. Goldsammler will also be entitled to participate in employee benefit plans maintained by the Registrant for its executives, and to other fringe benefits. Under the agreement, options presently held by Mr. Goldsammler on 156,667 shares of Registrant common stock will vest immediately and will remain exercisable until expiration regardless of whether Mr. Goldsammler remains employed by Registrant. The agreement is to have a term of one year. It may not be terminated by Registrant except for cause. If the agreement is terminated before the end of its term for reasons other than disability or for cause, Registrant is required to pay Mr. Goldsammler a lump sum equal to the amount of base compensation he would have received if his employment had not been terminated.

Employment Agreement with I. Marilyn Hertz

      Registrant's Hergo Ergonomic Support Systems, Inc. subsidiary signed an employment agreement with I. Marilyn Hertz. Under that agreement, Hergo will employ Mrs. Hertz as a part-time senior executive at an annual salary of $95,000. Mrs. Hertz will also be entitled to participate in employee benefit plans maintained by Hergo for its executives, and to other fringe benefits, including life insurance of not less than $1 million. Under the agreement, options presently held by Mrs. Hertz on 208,333 shares of Registrant common stock will vest immediately and will remain exercisable until expiration regardless of whether Mrs. Hertz remains employed by Hergo. The agreement is to have a term of two years. It may not be terminated by Hergo except for disability or for cause or if Hergo's tangible net worth falls below $100,000 for reasons other than those resulting from interference by Hertz's Board of Directors in the management of the subsidiary. If the agreement is terminated before the end of its term for reasons other than disability, reduction of the subsidiary's net worth or for cause, the subsidiary is required to pay Mrs. Hertz a lump sum equal to the amount of base compensation she would have received if her employment had not been terminated.

Item 2. Acquisition or Disposition of Assets

See response to Item 1 above.

Item 7. Financial Statements and Exhibits


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(a)   Financial Statements - The financial statements required to be filed under
      Item 7 of Form 8-K shall be filed within 60 days of the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information - The pro forma financial information required to be filed under Item 7 of Form 8-K shall be filed within 60 days of the date this Current Report on Form 8-K is required to be filed.

(c)   Exhibits

      3.1   Amendment to Certificate of Incorporation
      3.2   Certificate of Designations of Series A Preferred Stock
      10.1 Agreement and Plan of Merger among A Sure eCommerce, Inc. a Nevada corporation, Hertz Technology Group, Inc. a Delaware corporation, Asure Acquisition Corporation, a Delaware corporation, Eli E. Hertz and J.A. Carter dated July 13, 2000*
      10.2 Series A Preferred Stock Purchase Agreement by and between A Sure eCommerce, Inc. and GEM Global Yield Fund Limited dated July 13, 2000
      10.3  Employment Agreement with Eli E. Hertz
      10.4  Consulting Agreement with Eli E. Hertz
      10.5  Employment Agreement with I. Marilyn Hertz
      10.6  Employment Agreement with Barry Goldsammler
      10.7  Press Release dated October 17, 2000

      * Previously filed in Hertz Technology Group, Inc.'s Current Report on Form 8-K filed on July 31, 2000 and incorporated herein by reference.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 RETURN ASSURED INCORPORATED


Date: October 18, 2000                           By: /s/ MATTHEW SEBAL
                                                    ----------------------------
                                                     Matthew Sebal
                                                     President


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

                                  EXHIBIT INDEX

3.1   Amendment to Certificate of Incorporation
3.2   Certificate of Designations of Series A Preferred Stock
10.1 Agreement and Plan of Merger among A Sure eCommerce, Inc. a Nevada corporation, Hertz Technology Group, Inc. a Delaware corporation, Asure Acquisition Corporation, a Delaware corporation, Eli E. Hertz and J.A. Carter dated July 13, 2000*
10.2 Series A Preferred Stock Purchase Agreement by and between A Sure eCommerce, Inc. and GEM Global Yield Fund Limited dated July 13, 2000
10.3  Employment Agreement with Eli E. Hertz
10.4  Consulting Agreement with Eli E. Hertz
10.5  Employment Agreement with I. Marilyn Hertz
10.6  Employment Agreement with Barry Goldsammler
10.7  Press Release dated October 17, 2000

* Previously filed in Hertz Technology Group, Inc.'s Current Report on Form 8-K filed on July 31, 2000 and incorporated herein by reference.